Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: December 23, 2024

Hydrazine Capital II, L.P.

By:	Hydrazine Capital II, GP, LLC
Its:	General Partner

/s/ Samuel H. Altman
Name:	Samuel H. Altman
Title:	Managing Member

Hydrazine Capital II, GP, LLC

/s/ Samuel H. Altman
Name:	Samuel H. Altman
Title:	Managing Member

Apollo Projects, L.P.

By:	Apollo Projects GP, LLC
Its:	General Partner

/s/ Samuel H. Altman
Name:	Samuel H. Altman
Title:	Managing Member

Apollo Projects GP, LLC

/s/ Samuel H. Altman
Name:	Samuel H. Altman
Title:	Managing Member

/s/ Samuel H. Altman
Name:	Samuel H. Altman